Exhibit 99.1

Media contact: media-relations@its.jnj.com	Investor contact: investor-relations@its.jnj.com
For immediate release
Johnson & Johnson reports Q1 2026 results, raises 2026 outlook
•2026 First-Quarter reported sales growth of 9.9% to $24.1 Billion with operational growth of 6.4%* and adjusted operational growth of 5.3%*
•2026 First-Quarter earnings per share (EPS) of $2.14 and adjusted EPS of $2.70
•Company increases 2026 guidance with estimated reported sales of $100.8 Billion or 7.0% at the midpoint, and adjusted EPS4 of $11.55 or 7.1% at the midpoint
•Solidifying path to double-digit growth by the end of the decade, with significant progress for patients with the approvals of ICOTYDE the first-and-only targeted oral peptide for plaque psoriasis, TECVAYLI plus DARZALEX FASPRO as early as second line for patients with relapsed/refractory multiple myeloma, VARIPULSE Pro in Europe with a new pulse sequence that is now 5 times faster, and TECNIS PureSee Intraocular Lens for U.S. Cataract Patients
•Company announces planned Enterprise Business Review for December 8, 2026
New Brunswick, N.J. (April 14, 2026) – Johnson & Johnson (NYSE: JNJ) today announced results for first-quarter 2026. “Johnson & Johnson had a strong start to 2026 and is delivering on its promise for a year of accelerated growth and impact,” said Joaquin Duato, Chairman and Chief Executive Officer, Johnson & Johnson. “The depth and strength of our portfolio and pipeline is unrivaled and our relentless focus on innovation delivered multiple game-changing approvals this quarter, including ICOTYDE in the U.S. for moderate to severe plaque psoriasis and VARIPULSE Pro in Europe. These advancements have the potential to transform patient outcomes and create sustainable, long-term value for shareholders.”
Overall financial results

	Q1
($ in Millions, except EPS)	2026	2025	% Change
Reported Sales	$24,062	$21,893	9.9%
Net Earnings	$5,235	$10,999	-52.4%
EPS (diluted)	$2.14	$4.54	-52.9%

	Q1
Non-GAAP* ($ in Millions, except EPS)	2026	2025	% Change
Operational Sales[1,2]			6.4%
Adjusted Operational Sales[1,3]			5.3%
Adjusted Net Earnings[1,4]	$6,614	$6,706	-1.4%
Adjusted EPS (diluted)[1,4]	$2.70	$2.77	-2.5%
Free Cash Flow[5,6]	~$1,500	$3,379
1Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2Excludes the impact of translational currency
3Excludes the net impact of acquisitions and divestitures and translational currency
4Excludes intangible amortization expense and special items
5Non-GAAP measure; defined as cash flow from operating activities, less additions to property, plant and equipment. Cash flow from operations, the most directly comparable GAAP financial measure, will be included in subsequent SEC filings.
6First-quarter 2026 is estimated as of April 14, 2026
Note: values may have been rounded

Regional sales results

Q1				% Change
($ in Millions)	2026	2025	Reported	Operational[1,2]	Currency	Adjusted Operational[1,3]
U.S.	$13,330	$12,305	8.3%	8.3	-	6.2
International	10,732	9,588	11.9	3.9	8.0	4.0
Worldwide	$24,062	$21,893	9.9%	6.4	3.5	5.3
1Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2Excludes the impact of translational currency
3Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

Segment sales results

Q1				% Change
($ in Millions)	2026	2025	Reported	Operational[1,2]	Currency	Adjusted Operational[1,3]
Innovative Medicine	$15,426	$13,873	11.2%	7.4	3.8	5.6
MedTech	8,636	8,020	7.7	4.6	3.1	4.7
Worldwide	$24,062	$21,893	9.9%	6.4	3.5	5.3
1Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2Excludes the impact of translational currency
3Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

First-Quarter 2026 segment commentary:
Operational sales* reflected below excludes the impact of translational currency.
Innovative Medicine
Innovative Medicine worldwide operational sales grew 7.4%*, with net acquisitions and divestitures positively impacting growth by 1.8% primarily due to CAPLYTA. Growth was driven primarily by DARZALEX, CARVYKTI, ERLEADA, and RYBREVANT/LAZCLUZE in Oncology, TREMFYA in Immunology, and SPRAVATO in Neuroscience. Growth was partially offset by an approximate (920) basis points impact from STELARA in Immunology, as well as IMBRUVICA in Oncology.
MedTech
MedTech worldwide operational sales grew 4.6%*, with divestitures negatively impacting growth by 0.1%. Growth was driven primarily by electrophysiology products, Abiomed, and Shockwave in Cardiovascular, as well as trauma in Orthopaedics.

Full-year 2026 guidance:
Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses, and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson's results computed in accordance with GAAP.

($ in Billions, except EPS)	April 2026	January 2026
Adjusted Operational Sales[1,2] Change vs. Prior Year / Mid-point	5.6% – 6.6% / 6.1%	5.4% – 6.4% / 5.9%
Operational Sales2 / Mid-point Change vs. Prior Year / Mid-point	$99.7B – $100.7B / $100.2B 5.9% – 6.9% / 6.4%	$99.5B – $100.5B / $100.0B 5.7% – 6.7% / 6.2%
Estimated Reported Sales3/ Mid-point Change vs. Prior Year / Mid-point	$100.3B – $101.3B / $100.8B 6.5% – 7.5% / 7.0%	$100.0B – $101.0B / $100.5B 6.2% – 7.2% / 6.7%
Adjusted Operational EPS (Diluted)2,4 / Mid-point Change vs. Prior Year / Mid-point	$11.30 – $11.50 / $11.40 4.7% – 6.7% / 5.7%	$11.28 – $11.48 / $11.38 4.5% – 6.5% / 5.5%
Adjusted EPS (Diluted)3,4 / Mid-point Change vs. Prior Year / Mid-point	$11.45 – $11.65 / $11.55 6.1% – 8.1% / 7.1%	$11.43 – $11.63 / $11.53 5.9% – 7.9% / 6.9%

1Non-GAAP financial measure; excludes the net impact of acquisitions and divestitures
2Non-GAAP financial measure; excludes the impact of translational currency
3Calculated using Euro Average Rate: April 2026 = $1.17 and January 2026 = $1.17 (Illustrative purposes only)
4Non-GAAP financial measure; excludes intangible amortization expense and special items
Note: percentages may have been rounded
Other modeling considerations will be provided on the webcast.
Notable announcements in the quarter:
The information contained in this section should be read together with Johnson & Johnson’s other disclosures filed with the Securities and Exchange Commission, including its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. The reader is also encouraged to review all other news releases and information available in the Investor Relations section of the company’s website at Investor News, as well as Innovative Medicine Newsroom, MedTech News & Events, and www.factsabouttalc.com.

Regulatory	Johnson & Johnson Announces FDA Approval of TECNIS PureSee Intraocular Lens, a Breakthrough Solution for U.S. Cataract Patients	Press Release
	Johnson & Johnson Announces U.S. FDA Approval of TECVAYLI plus DARZALEX FASPRO for Relapsed/Refractory Multiple Myeloma, Offering a Potential New Standard of Care as Early as Second Line	Press Release
	Johnson & Johnson therapy nipocalimab granted U.S. FDA Fast Track designation in systemic lupus erythematosus (SLE)	Press Release
	Johnson & Johnson seeks FDA approval of IMAAVY (nipocalimab-aahu) as the first-ever FDA-approved treatment for warm autoimmune hemolytic anemia (wAIHA)	Press Release
	RYBREVANT FASPRO (amivantamab and hyaluronidase-lpuj) receives U.S. FDA Breakthrough Therapy Designation for patients with advanced head and neck cancer	Press Release
	FDA approves RYBREVANT FASPRO (amivantamab and hyaluronidase-lpuj) as the only EGFR-targeted therapy that can be administered once a month	Press Release
	DARZALEX FASPRO-based quadruplet regimen approved in the U.S. for newly diagnosed patients with multiple myeloma who are transplant ineligible	Press Release

Data Releases	Johnson & Johnson Highlights Favorable 12-Month Interim Results for the VARIPULSE Platform at EHRA 2026[1]	Press Release
	Johnson & Johnson Showcases New Clinical Data for TECNIS PureSee IOL at ASCRS 2026 Demonstrating Excellent Contrast Sensitivity and Extended Range of Vision[1]	Press Release
	STEMI DTU Randomized Control Trial Demonstrates for the First Time that a Combination of Delayed Reperfusion and Left Ventricular Unloading Does Not Increase Myocardial Infarct Size	Press Release
	ICOTYDE (icotrokinra) one-year results confirm lasting skin clearance and favorable safety profile in once‑daily pill for plaque psoriasis	Press Release
	Johnson & Johnson highlights promising first-in-human Erda-iDRS (formerly TAR-210) results in intermediate-risk non-muscle-invasive bladder cancer	Press Release
	Early study results from Johnson & Johnson show promising antitumor activity with combination of pasritamig and docetaxel in advanced prostate cancer	Press Release
	TREMFYA (guselkumab) long-term data show sustained clinical and endoscopic remission in ulcerative colitis through 3 years	Press Release
	RYBREVANT FASPRO (amivantamab and hyaluronidase-lpuj) plus immunotherapy shows strong clinical benefit with 56 percent overall response rate in first-line recurrent or metastatic head and neck cancer	Press Release
	Johnson & Johnson Presents Early Outcomes from the OMNY-AF Pilot Study at 2026 AF Symposium	Press Release

Real-world head-to-head analysis shows 51% reduction in risk of death for patients with metastatic castration-sensitive prostate cancer treated with ERLEADA (apalutamide) versus darolutamide without docetaxel through 24 months
Press Release
Product Launch	Johnson & Johnson Advances Pulsed Field Ablation Portfolio with the Launch of VARIPULSE Pro in Europe[1]	Press Release
	FDA approval of ICOTYDE (icotrokinra) ushers in new era for first-line systemic treatment of plaque psoriasis with a targeted oral peptide	Press Release
Other	Johnson & Johnson Expands U.S. Footprint with more than $1 Billion Investment in Next Generation Cell Therapy Manufacturing Facility in Pennsylvania	Press Release
1Subsequent to the quarter

Webcast information:
Johnson & Johnson will conduct a conference call with investors to discuss this earnings release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website. A replay and podcast will be available approximately two hours after the live webcast in the Investor Relations section of the company's website at events-and-presentations.
About Johnson & Johnson:
At Johnson & Johnson, we believe health is everything. Our strength in healthcare innovation empowers us to build a world where complex diseases are prevented, treated, and cured, where treatments are smarter and less invasive, and solutions are personal. Through our expertise in Innovative Medicine and MedTech, we are uniquely positioned to innovate across the full spectrum of healthcare solutions today to deliver the breakthroughs of tomorrow, and profoundly impact health for humanity. Learn more at www.jnj.com.

Non-GAAP financial measures:
* “Operational sales growth” excluding the impact of translational currency, “adjusted operational sales growth” excluding the net impact of acquisitions and divestitures and translational currency, as well as “adjusted net earnings”, “adjusted diluted earnings per share” and “adjusted operational diluted earnings per share” excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company's website at quarterly results.
Copies of the financial schedules accompanying this earnings release are available on the company’s website at quarterly results. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, an Innovative Medicine pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can also be found in the Investor Relations section of the company's website at quarterly results.

Note to investors concerning forward-looking statements:
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, and market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations or changes to applicable laws and regulations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies; and the Company's ability to successfully separate the Company's Orthopaedics business and realize the anticipated benefits from the planned separation. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s most recent Annual Report on Form 10-K, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com, investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.